Life On Earth, Inc. Completes Conversion of $2.23 Million of Debt Into Equity, Improving the Company’s Balance Sheet

The Company Moves Forward With CareClix Acquisition

New York, November 24, 2021 - Life on Earth Inc, (OTC: LFER or “The Company”),

A software and technology company, announced today that it has converted over

$2.23 million of its debt into equity, eliminating the potential future convertibility of debt which has been settled over the past two quarters to date.

The Company’s investors, collectively over the past two fiscal quarters to date, have already settled their convertible debt totaling over $2.23 million dollars, including principal and accrued interest, into LFER common and preferred shares at fixed prices.

Mr. Mahmood Khan, LFER’s CEO added, “Since the first day I came on board, I have been working with the Company’s previous management and its debt holders to make arrangements to alleviate the Company’s balance sheet of this burdensome debt. This debt, along with most of the Company’s past litigation issues, which have been settled with the help of our loyal investors, constituted about $2.23 millions of dollars of our total liabilities outside of the payables from our normal course of business. We have made tremendous progress and we are now preparing the path forward to proceed with our previously announced acquisition of the CareClix Holdings Group of companies that will allow us to function with a much-improved balance sheet position. We look forward to the closing of the CareClix Group acquisition, and what it will mean in terms of overall revenues on a consolidated basis as well as growth going forward into 2022.”

About Life on Earth Inc.

Life on Earth, Inc. (LFER) is a cloud enterprise software developer and a provider that enables rapid innovation that keeps the enterprise operations safe, compliant and manageable. The products were designed to help organizations innovate and modernize legacy systems while minimizing cost and risk of business disruptions and ensure regulatory compliance. For more information, please visit our corporate website - www.lifeonearthinc.com Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844-9897

About CareClix Holdings, Inc.

CareClix is a leading virtual telehealth platform. The company provides software applications coupled with medical services enabling patients to receive care anytime at anyplace. CareClix's suite of services is transforming the way hospitals, doctors, and clinical care providers can interact with an increasing number of patients. Trusted by some of the best names in healthcare, CareClix has an established track record of success partnering with organizations and customers. More than 20 million individuals in the U.S. in over 60 countries are currently utilizing CareClix's services. CareClix Inc. is a wholly-owned subsidiary of Solei Systems Inc. (OTC: SOLI). Learn more about CareClix by visiting our website: www.careclix.com.

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life On Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life On Earth, Inc.'s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. No information in this press release should be construed in any way whatsoever as an indication of Life On Earth, Inc.'s future revenues, financial performance or stock price. More information about the potential factors that could affect the business and financial results is and will be included in Life On Earth, Inc.'s filings with the Securities and Exchange Commission at www.sec.gov.